Exhibit 10.2
                              CONSULTING AGREEMENT

     AGREEMENT, made as of August 18, 2000 by and between ROCKET WORLDWIDE CONSULTING, INC., a New York corporation with offices at 334 Main Street, Port Washington, New York 11050 (the "Consultant") and STARUNI CORPORATION a California corporation with offices at 1642 Westwood Blvd., Los Angeles, CA 90024 (the "Company").

                                   WITNESSETH

     WHEREAS, the Company desires to retain Consultant to render consulting services, including services relating to market analysis, public relations, financial planning, strategic transactions restructuring, strategic planning and development and internet and technology solutions; and

     WHEREAS, Consultant is willing to perform such consulting services on the terms and conditions herein contained.

     NOW, THEREFORE, in consideration of the premises herein and other good and valuable considerations, the parties agree as follows:

1. ENGAGEMENT

     The Company hereby engages Consultant and Consultant hereby accepts such engagement as a consultant to render the consulting services set forth below, as requested by the Company, and in furtherance of the business goals of the Company.

2. CONSULTANT DUTIES

     Consultant shall, at the request of the Company, provide business management and marketing consultation services. Such services shall include (a) advice concerning the implementation and monitoring of business and marketing plans, as well as establishing and/or enhancing the Company's interact presence,
(b) advice concerning the Company obtaining investment banking and financial services, and (c) advice concerning the Company retaining other professionals. The Company may also tender the following services at the request of the
Company:

     a. Market Analysis & Public Relations -- Consultant will assist the Company in researching market conditions and the Company's competitors. Consultant wig develop a strategic plan to disseminate information regarding the Company and the Company's market through traditional media and the Internet,

     b. Financial Planning -- Consultant will assist the Company in determining the Company's financing requirements and will assist the Company in retaining and working with professionals to meet such requirements, including the compilation of necessary due diligence information.

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     c.   Strategic  Transactions  --  Consultant  will  assist  the  Company in evaluating the advisability of entering into mergers, acquisitions and joint venture transactions. Consultant will assist the Company in developing and understanding of the financial and strategic objectives relating to such proposed transactions, and will develop a strategy to accomplish the Company's goals.

     d. Strategic Planning and Development -- Consultant will assist the Company in understanding its operational objectives to assure that it and its shareholders realize true profit value. Consultant will help the Company to identify and obtain key personnel, new markets, sales opportunities and a profitable internet presence.

     e. Internet and Technology Solutions -- Consultant will assist the Company in developing an Internet presence, including the development or re-engineering of the Company's web site to better promote and grow the Company's business.

3. TERM

     The term of this agreement shag commence on the date hereof and continue for a minimum period of (180) days, and shall continue thereafter on a monthly basis until termination by either party upon (30) days written notice to the other party (the "Term").

4. COMPENSATION

     a. As compensation for the services to be rendered by Consultant hereunder, Consultant shall be paid, and Consultant agrees to accept, the following: 200,000 shares of the Company's common Stock and 200,000 of the Company's S-8 stock.

5. ACTIVITIES

     (a) Throughout the Term of this Agreement, Consultant may provide the officers, directors, employees or designees of the Company with verbal reports concerning its activities,

6. THIRD PARTIES

     The Company acknowledges that, in connection with its engagement hereunder, Consultants may introduce the Company to third parties who may transact business with the Company and/or assist Consultant in providing consulting services to the Company hereunder. The Company hereby agrees that it will not do business with any party introduced to it by Consultant, other than by and through Consultant.

7. CONFIDENTIAL INFORMATION

     The Company agrees to promptly provide and fully disclose to Consultant any and all information regarding the Company which Consultant deem pertinent to its engagement hereunder.

     Consultant   acknowledges  that  any  and  all  confidential  knowledge  or information  concerning  the  Company  and  its  affairs  obtained  by  it,  its

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principals,  employees  and/or  contractors  in the  course  of  its  engagement hereunder will be held inviolate by it and that it will conceal the same from any and all other persons and entities, including, but not limited to, competitors of the Company and that it will not impart any such knowledge to anyone whosoever during the term of hereof.

     As used herein, "confidential knowledge or informational" means: (a) all information regarding the Company which is not generally available to the public; and (b) all information regarding the Company which was received by Consultant from a source with confidentiality obligations to the Company.

     Consultant shall, upon the, termination of its engagement by the Company, immediately surrender and turn over to the Company all books, forms, records, client fists and all other papers and writings relating to the Company and all other Property belonging to the Company, it being understood and agreed that the same are the sole property of the Company.

8. CONSULTANT STATUS

     Consultant acknowledges that it is providing services hereunder as an independent contractor. Accordingly, Consultant agrees that any taxes associated with the performance of its services hereunder shall be its sole responsibility. Consultant further agrees that nothing herein shall create a relationship of partners or joint ventures between Consultant and the Company and, except as otherwise set forth hereinndthing herein shall be deemed to authorized Consultant to obligate or bind the Company to any convert without the prior written consent of the, Company in each instance.

9. INDEMNIFICATION

     The Company shall hold harmless and indemnify Consultant from and against any and all damages, losses, liabilities, obligations, fees, costs and expenses, including but not limited to, the Payment and advancement of reasonable attorney's fees, resulting from, or incurred in connection with claim made against Consultant relating to the performance of its duties hereunder. Notwithstanding the foregoing, the Company shall have no obligation to hold harmless and indemnify Consultant from claim made against Consultant which arise out of, or in connection with, Consultant's gross negligence in the performance of its duties hereunder. The provision of this Section shall survive termhwion of this Agreement. The Consultant will follow all SEC and NASD laws.

     IN WITNESS WHEREOF the parties have caused this Agreement to be executed and delivered as of the date first above written.


ROCKET WORLDWIDE CONSULTING, INC.


By:                /s/
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STARUNI CORPORATION


By:                /s/
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